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                                                                EXHIBIT 10.28.3



                        CAPSTAR ACQUISITION COMPANY, INC.
                         600 Congress Avenue, Suite 1400
                               Austin, Texas 78701
                                 (512) 404-6800

July 6, 1998

Mr. R. Steven Hicks
600 Congress Avenue, Suite 1400
Austin, Texas 78701

              Re: Letter Agreement for the purchase of CONSTRUCTION PERMIT FOR
                  NEW FM RADIO STATION IN ROUND ROCK, TEXAS

Dear Mr. Hicks:

         This letter agreement (this "Agreement") contains the terms and conditions upon which Capstar Acquisition Company, Inc., a Delaware corporation ("Buyer"), is willing to acquire that certain construction permit issued by the Federal Communications Commission ("FCC") for the construction of a new FM radio station on Channel 2092C in ROUND ROCK, TEXAS (the "Station"), from you in your individual capacity ("Seller"):

         1. Assets. On the date (the "Closing Date") of the consummation of the transactions contemplated by this Agreement (the "Closing"), Buyer shall purchase from Seller, and Seller shall sell to Buyer, substantially all of the assets, properties, interests and rights of Seller, real and personal, tangible and intangible, owned or leased by Seller which are used or held for use in the operation of the Station including, but not limited to, all the following: (a) licenses, permits and authorizations of any governmental authority, including the FCC, which FCC licenses, permits and authorizations are listed on Schedule 6(c) hereto; (b) all documents, files, books and records, including the local public file; (c) all contracts and agreements (including lease agreements) listed on Schedule 1-A hereto (the "Assumed Contracts"); and (d) goodwill related to the Station. The assets conveyed (the "Assets") will include all replacements and additions thereto between the date of this Agreement and the Closing Date. Seller agrees that it shall convey the Assets to Buyer free and clear of all liens, pledges, voting agreements, voting trusts, proxy agreements, claims, security interests, restrictions, mortgages, deeds of trust, tenancies, and other possessory interests, conditional sale or other title retention agreements, assessments, easements, rights of way, covenants, restrictions, rights of first refusal, defects in title, encroachments, and other burdens, options or encumbrances of any kind (collectively, "Liens"). Schedule 1-A identifies, as to each Assumed Contract listed thereon, whether (A) the consent of the other party thereto is required, (B) notice must be given to the other party (including when such notice must be given), or (C) any payment is required (including the amount thereof), in order for such Assumed Contract to continue in full force and effect upon the consummation of the transactions contemplated hereby, or (D) whether such Assumed Contract can be canceled by the other party without liability to such other party due to the consummation of the transactions contemplated hereby.

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Mr. R. Steven Hicks
Page 2
July 6, 1998


         2. Purchase Price. The total purchase price for the Assets (the "Purchase Price") will be $8,500,000. The purchase price will be satisfied by the termination by Buyer of the letter of credit reimbursement obligations owing from Seller to Buyer in an aggregate principal amount of $8,500,000 at the Closing.

         3. Assumption of Liabilities and Obligations. As of the Closing Date, Buyer shall assume and undertake to pay, discharge and perform all the obligations and liabilities of Seller relating to the Station under the Assumed Contracts relating to the time period beginning on or arising out of events occurring on or after the Closing Date. All other obligations and liabilities of Seller, including (i) obligations or liabilities under any contract not included in the Assumed Contracts, (ii) obligations or liabilities under any Assumed Contract for which a consent to assignment, if required, has not been obtained as of the Closing Date, (iii) any obligations and liabilities arising under the Assumed Contracts that relate to the time period prior to the Closing Date and
(iv) any forfeiture, claim or pending litigation or proceeding relating to the business or operations of the Station prior to the Closing Date, shall remain and be the obligation and liability solely of Seller. Other than as specified in the first sentence of this paragraph 3, Buyer, directly or indirectly, shall assume no liabilities or obligations of Seller and shall not be liable therefor.

         4. FCC and Closing. Within ten days after the execution of this Agreement, Buyer and Seller will file an application with the FCC seeking consent for the sale of the Station contemplated hereby. Such consent by the FCC, together with consent by the FCC to any pending renewal application with respect to the Station's FCC licenses, shall be hereinafter referred to as the "FCC Consents." Seller shall comply with all FCC rules and requirements regarding local public notice in a timely manner and, upon completion of the publication of local notice, shall provide to Buyer a copy of such notice with a statement listing the times at which such notice was broadcast on the Station. Subject to the satisfaction or waiver of the conditions contained in this Agreement, the Closing will take place at the offices of Buyer in Austin, Texas, at 10:00 a.m., local time, on the 10th business day after the day on which the initial grant of all FCC Consents (the "Initial Grant") has become a Final Order (as hereinafter defined). At the election of Buyer, the receipt of a Final Order may be waived, and in such case the Closing will occur after the Initial Grant on a date selected by Buyer on at least five business days' prior notice to Seller. "Final Order" means the written action or order issued by the FCC setting forth the FCC Consents (without the inclusion of any adverse conditions affecting Buyer's operation or ownership of the Station) and (a) which has not been reversed, stayed, enjoined, set aside, annulled or suspended and (b) with respect to which (i) no requests have been filed for administrative or judicial review, reconsideration, appeal or stay, and the time for filing any such requests and for the FCC to set aside the action on its own motion has expired, or (ii) in the event of review, reconsideration or appeal, such review, reconsideration or appeal has been denied and the time for further review, reconsideration or appeal has expired. At the Closing, Buyer and

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Mr. R. Steven Hicks
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July 6, 1998


Seller, as applicable, shall enter into a Bill of Sale and an Assignment and Assumption Agreement and such other documents, instruments and certificates required pursuant to this Agreement or as reasonably requested by Buyer or Seller to effect the transactions contemplated hereby.

         5. Representations and Warranties of Buyer. Buyer hereby represents and warrants to Seller as follows:

            (a) Organization; Authority. Buyer is a corporation duly organized, validly existing and in good standing in the state of its incorporation and has all necessary corporate power and authority to execute this Agreement and the other documents to be executed by it in connection herewith (collectively with this Agreement, "Buyer's Agreements") and to consummate the transactions contemplated hereby and thereby. Buyer's execution, delivery and performance of Buyer's Agreements and the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action on its part and, assuming the due execution and delivery of Seller's Agreements (as hereinafter defined) by Seller, will constitute the valid and binding obligation of Buyer, enforceable against Buyer in accordance with their respective terms, except as limited by laws affecting creditors' rights or equitable principles generally.

            (b) Required Filings and Consents. Except for the FCC Consents, the execution, delivery and performance of Buyer's Agreements by Buyer does not require the consent of a governmental entity or a third party not affiliated with Buyer.

         6. Representations and Warranties of Seller. Seller hereby represents and warrants to Buyer as follows:

            (a) Organization; Authority. Seller has all necessary power and authority to execute this Agreement and the other documents to be executed by it in connection herewith (collectively with this Agreement, "Seller's Agreements") and to consummate the transactions contemplated hereby and thereby. Seller's execution, delivery and performance of Seller's Agreements and the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action on its part and, assuming the due execution and delivery of Buyer's Agreements by Buyer, will constitute the valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms, except as limited by laws affecting creditors' rights or equitable principles generally.

            (b) No Conflicts; Required Filings and Consents Except for the FCC Consents, the execution, delivery and performance of Seller's Agreements by Seller (i) does not require the consent of any governmental entity or third party, (ii) will not conflict with or violate any applicable law or any judgment, order or ruling of any


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Mr. R. Steven Hicks
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July 6, 1998


         government authority having jurisdiction over Seller, (iii) will not, directly or indirectly, conflict with or constitute a breach or default under any agreement, document, instrument, license or permit to which Seller is a party or is subject, and (iv) will not result in the creation of any Lien on the Assets.

            (c) Licenses; FCC Matters. Seller is the authorized legal holder of all licenses, permits and authorizations from governmental and regulatory authorities which are issued and currently required for the lawful operation of the Station and all of such licenses, permits or authorizations, including all licenses, permits and authorizations issued by the FCC, are in full force and effect, are not subject to any restrictions or conditions limiting or restricting the full operation of the Station and are listed on Schedule 6(c) hereto. There are no pending or, to the best knowledge of Seller, threatened proceedings which could result in the revocation, modification or nonrenewal of such licenses, permits and authorizations and Seller has no reason to believe that such licenses, permits and authorizations will not be renewed in their ordinary course. To the best knowledge of Seller, there are no facts which would disqualify Seller as assignor of any FCC license for the Station.

            (d) Compliance with Applicable Law. Seller is in compliance with all laws, regulations, rules and governmental orders applicable to the Station and the Assets, and, to Seller's knowledge, Seller has not violated such laws, regulations, rules or governmental orders in connection with the Station, and no such violations have occurred which would affect Seller's ability to perform its obligations hereunder.

            (e) Absence of Litigation. Seller is not subject to any judgment, injunction, grievance, order or arbitration decision relating to the Assets or the Station, and there is no litigation or administrative proceeding pending or, to the best of Seller's knowledge, threatened against Seller or the Station relating to the Assets or which would affect Seller's ability to perform its obligations hereunder.

            (f) Liens; Assumed Contracts. Seller owns and has, and following the Closing Buyer will have, good and marketable title to the Assets, which Assets include all personal property necessary to construct the broadcast tower and begin the business and operations of the Station. Each of the Assumed Contracts (including each lease or sublease) is a valid and binding obligation of Seller and is in full force and effect, and Seller is not, and, to the knowledge of Seller, no other party is, in default in any material respect under such Assumed Contracts (including each lease or sublease). No person other than Seller has any interest in any of the Assets. The Assets are free and clear of all Liens.

            (g) Personal Property. All of the personal property to be transferred to Buyer

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Mr. R. Steven Hicks
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July 6, 1998


         is in good and technically sound operating condition and repair, normal wear and tear excepted, complies in all material respects with the rules of the FCC and the FCC licenses for the Station, is sufficient to operate the Stations in material compliance with the rules of the FCC and the FCC licenses, is suitable for the purposes for which it is now being used and has been maintained in a manner consistent with generally accepted standards of good engineering practice.

            (h) Disclosure. No representation or warranty made by Seller and contained in this Agreement or in any exhibit, schedule, written statement, certificate or other document delivered or to be delivered by Seller pursuant to this Agreement or in connection with the consummation of the transactions contemplated hereby contains any untrue statement of a material fact or omits any material fact required to make any statement contained herein or therein not misleading. Seller is not aware of any impending or contemplated event or occurrence that would cause any of the foregoing representations not to be true and complete on the date of such event or occurrence as if made on that date.

         7. Certain Buyer Covenants. Buyer hereby makes the following covenants to Seller:

                  (a) Buyer shall notify Seller of any litigation or administrative proceeding pending or, to Buyer's best knowledge, threatened against Buyer that challenges the transactions contemplated hereby; and

                  (b) Buyer shall not, directly or indirectly, control, supervise or direct the operations of the Station, and such control, supervision and direction shall remain and shall be the sole responsibility of Seller.

         8. Certain Seller Covenants. Seller hereby makes the following covenants to Buyer:

            (a) Seller shall operate the Station in all material respects in accordance with the FCC license for the Station and all laws, regulations and rules applicable to the Station; provided that Seller is under no obligation to begin operation of the Station prior to the Closing;

            (b) Seller shall not knowingly take any action that would cause any representation or warranty contained herein to become false or invalid, and Seller shall notify Buyer of any change in any of Seller's representations and warranties contained herein; provided, however, that such notice shall not operate to cure any breach of such representations or warranties;

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Mr. R. Steven Hicks
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July 6, 1998


            (c) Seller shall not knowingly take any action which is materially inconsistent with Seller's obligations under this Agreement;

            (d) Seller shall notify Buyer of any litigation or administrative proceeding or investigation pending or, to Seller's best knowledge, threatened which challenges the transactions contemplated hereby;


         9. Certain Conditions to Buyer's Obligations. Buyer and Seller agree that Buyer's obligations hereunder are specifically conditioned upon the prior occurrence of the following unless waived, in whole or in part, by Buyer:

             (a) The representations and warranties of Seller in this Agreement shall be true and correct in all material respects (provided that any representation or warranty contained herein that is qualified by a materiality or material adverse effect qualification shall not be further qualified hereby) as of the Closing Date;

             (b) Seller shall have performed all obligations under its covenants and agreements in this Agreement, in all material respects (provided that any covenant or agreement contained herein that is qualified by a materiality or material adverse effect qualification shall not be further qualified hereby), before the Closing Date.

             (c) All instruments of conveyance and transfer and other documents delivered by Seller to effect the sale, transfer and conveyance of the Assets to Buyer shall be satisfactory in form and substance to Buyer and its counsel;

             (d) No litigation or administrative proceeding or investigation (whether formal or informal) shall be pending or, to Seller's knowledge, threatened which challenges the transactions contemplated hereby; and

             (e) The FCC Consents shall have been obtained and shall have become a Final Order without the imposition of any conditions adverse to Buyer or its affiliates.

         10. Certain Conditions to Seller's Obligations. Buyer and Seller agree that Seller's obligations hereunder are specifically conditioned upon the prior occurrence of the following unless waived, in whole or in part, by Seller:

             (a) The representations and warranties of Buyer in this Agreement shall be true and correct in all material respects (provided that any representation or warranty contained herein that is qualified by a materiality qualification shall not be further

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Mr. R. Steven Hicks
Page 7
July 6, 1998


         qualified hereby) as of the Closing Date;

             (b) Seller shall have performed all obligations under its covenants and agreements in this Agreement, in all material respects (provided that any covenant or agreement contained herein that is qualified by a materiality qualification shall not be further qualified hereby), before the Closing Date.

             (c) The FCC Consents shall have been obtained.

         11. Cooperation. Buyer and Seller agree to cooperate fully with one another in taking any actions necessary or helpful to accomplish the transactions contemplated hereby, including actions by Seller to assist any financing efforts of Buyer and actions to obtain consents required by the FCC or any third party; provided, however, that no party shall be required to take any action which would have a material adverse effect upon it or any of its affiliates.

         12. Bulk Sales. Buyer and Seller agree to waive compliance with all "bulk sales" or similar laws that may be applicable to the transactions contemplated hereby, and Seller agrees to indemnify and hold Buyer harmless against any claim made against Buyer by any creditor as a result of failure to comply with any such laws.

         13. Confidentiality. Buyer and Seller shall each keep confidential all information obtained by it with respect to the other in connection with this Agreement, will use such information solely in connection with the transactions contemplated hereby, and shall return all such information to the other party if such transactions are not consummated for any reason.

         14. Public Statements. Except for statements required by law or by any listing agreements with any national securities exchange or the National Association of Securities Dealers, Inc., or made in disclosures filed pursuant to the Securities Act of 1933 or the Securities Act of 1934, Buyer and Seller shall consult with each other before making any public statements with respect to this Agreement or the transactions contemplated hereby.

         15. Costs and Expenses. Except as otherwise expressly set forth in this Agreement, Buyer and Seller agree that Buyer shall be solely responsible for all costs and expenses incurred in connection with the consummation of the transactions contemplated hereby.

         16. Termination. This Agreement may be terminated at any time prior to Closing as follows:

             (a) by written notice of Buyer to Seller or Seller to Buyer, if the other breaches any of its representations or warranties contained herein (without giving effect to any materiality qualifiers contained therein), in any material respect, or defaults in the performance of its covenants or agreements contained herein (without giving effect to any materiality qualifier contained therein), in any material respect, and such breach or default shall not be cured within thirty (30) days after the date notice of such breach or default is served by the party seeking to terminate this Agreement; or

             (b) by written notice of Buyer to Seller or Seller to Buyer, if the FCC denies granting the FCC Consents or designates the application for a trial-type hearing; or

             (c) by written notice of Buyer to Seller or Seller to Buyer, if there shall be in effect any judgment, decree or order that would prevent or make unlawful the Closing of the transactions contemplated by this Agreement; or

             (d) by written notice of Buyer to Seller, or by Seller to Buyer, if the Closing shall not have been consummated on or before the first anniversary of the filing by the parties of the application for the FCC Consents (the "Termination Date"); or

             (e) by written notice of Buyer to Seller, if the FCC grants the FCC Consents with conditions adverse to Buyer or its affiliates;

provided, however, that no party hereto may effect a termination hereof if such party is then in material breach or default of this Agreement; and provided further, that the termination of this Agreement pursuant to this paragraph shall not relieve any party of any liability for breach of this Agreement prior to the date of termination.

         17. Specific Performance. Buyer and Seller recognize that if Seller refuses to perform under the provisions of this Agreement, monetary damages alone will not be adequate to compensate Buyer for its injury. Buyer shall therefore be entitled, in addition to any other remedies that may be available, to obtain specific performance of the terms of this Agreement.

         18. Parties in Interest. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any of the parties hereto, whether by operation of law or otherwise; provided, however, that (a) upon notice to Seller and without releasing Buyer from any of its obligations or liabilities hereunder, Buyer may assign or delegate any or all of its rights or obligations under this Agreement to any affiliate of Buyer, and (b) nothing in this Agreement shall limit Buyer's ability to make a collateral assignment of its rights under this Agreement to any institutional lender that provides funds to Buyer or Buyer's designee without the consent of Seller. Seller shall execute an acknowledgment of such assignment(s) and collateral assignments in such forms as Buyer or its

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Mr. R. Steven Hicks
Page 9
July 6, 1998

institutional lenders may from time to time reasonably request; provided, however, that unless written notice is given to Seller that any such collateral assignment has been foreclosed upon, Seller shall be entitled to deal exclusively with Buyer as to any matters arising under this Agreement or any of the other agreements delivered pursuant hereto. In the event of such an assignment, the provisions of this Agreement shall inure to the benefit of and be binding on Buyer's assigns.

         19. Amendment. No amendment, waiver of compliance with any provision or condition hereof or consent pursuant to this Agreement shall be effective unless evidenced by an instrument in writing signed by the party against whom enforcement of any amendment, waiver or consent is sought.

         20. Governing Law. Seller hereby irrevocably submits to the jurisdiction of any state or federal court in Texas with respect to any action or proceeding arising out of or relating to this Agreement. In this regard, Buyer shall have the exclusive right to select among the available state and federal courts in Texas. The parties hereby irrevocably agree that all claims in respect of such action or proceeding shall be heard and determined in such state or federal court selected by Buyer. Seller hereby irrevocably waives any right that Seller otherwise might have (i) to remove such action or proceeding (or any claims within such action or proceeding) to a federal court in the event that Buyer selects a state court forum or (ii) to transfer such action or proceeding (or any claims within such action or proceeding) to any court other than the court selected by Buyer. The parties hereby consent to and grant to any such court jurisdiction over the persons of such parties and over the subject matter of any such dispute and agree that delivery or mailing of any process or other papers in the manner provided herein, or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

         21. Notice. All notices, requests, consents, waivers and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been given (a) if transmitted by facsimile, upon acknowledgment of receipt thereof in writing by facsimile or otherwise; (b) if personally delivered, upon delivery or refusal of delivery; (c) if mailed by registered or certified United States mail, return receipt requested, postage prepaid, upon delivery or refusal of delivery; or (d) if sent by a nationally recognized overnight delivery service, upon delivery or refusal of delivery. All notices, consents, waivers or other communications required or permitted to be given hereunder shall be addressed to the respective party to whom such notice, consent, waiver or other communication relates at the above listed addresses for Buyer and Seller.

         22. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.

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Mr. R. Steven Hicks
Page 10
July 6, 1998


         23. Severability. Buyer and Seller agree that if one or more provisions contained in this Agreement shall be deemed or held to be invalid, illegal or unenforceable in any respect under any applicable law, this Agreement shall be construed with the invalid, illegal or unenforceable provision deleted, and the validity, legality and enforceability of the remaining provisions contained herein shall not be affected or impaired thereby.

         24. Entire Agreement. This Agreement and the exhibits hereto embody the entire agreement and understanding of the parties hereto and supersede any and all prior agreements, arrangements and understandings relating to the matters provided for herein.

         25. No Liability. Seller agrees that no stockholder, director or officer of Buyer or its affiliates shall have any personal or individual liability for the obligations of Buyer under this Agreement or any other agreement entered into in connection with this Agreement other than as an assignee of this Agreement.

         26. Further Actions. After the Closing Date, Seller shall execute and deliver such other certificates, agreements, conveyances, and other documents, and take such other action, as may be reasonably requested by Buyer in order to transfer and assign to, and vest in, Buyer the Assets pursuant to the terms of this Agreement.

         27. No Reversionary Interest. The parties expressly agree, pursuant to
Section 73.1150 of the FCC rules, that Seller does not retain any right to reassignment in the future of any of the FCC licenses transferred pursuant to this Agreement or to operate or use the facilities of the Station for any period beyond the Closing Date.


                  [Remainder of page intentionally left blank.]


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Mr. R. Steven Hicks
Page 11
July 6, 1998


         Kindly sign where indicated below to indicate your acceptance of this Agreement with the terms set forth above.

                                   Sincerely,

                                   CAPSTAR ACQUISITION COMPANY, INC.


                                   By:
                                      -----------------------------------------
                                      William S. Banowsky, Jr.
                                      Vice President


The foregoing reflects my understanding and agreement as outlined above this ______ day of July, 1998.

R. STEVEN HICKS
In his individual capacity

                                  SCHEDULE 1-A

                                ASSUMED CONTRACTS

                                  SCHEDULE 6(c)

                              LICENSES AND PERMITS